UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 30, 2026

Acumen Pharmaceuticals, Inc.
(Exact name of Registrant as Specified in Its Charter)
____________________________

Delaware	001-40551	36-4108129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1210-1220 Washington Street, Suite 210 Newton, Massachusetts	02465
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (617) 344-4190

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ABOS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01     Regulation FD Disclosure.

On October 30, 2026, Acumen Pharmaceuticals, Inc. (“Acumen” or the “Company”) issued a press release regarding the topline results discussed in Item 8.01 of this Current Report on Form 8-K (this “Report”). A copy of the press release is furnished as Exhibit 99.1 to this Report.
The information in this Item 7.01 of this Report (including Exhibit 99.1), is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01    Other Events.

On October 30, 2026, the Company announced that, based on initial topline data from its Phase 2 ALTITUDE-AD clinical trial of sabirnetug (ACU193) in participants with early Alzheimer’s disease, the clinical trial did not meet its primary endpoint of change from baseline in cognitive and functional decline as measured by the Integrated Alzheimer’s Disease Rating Scale at 18 months compared to placebo at either the 35 mg/kg or the 50 mg/kg dose. The clinical trial also failed to achieve statistical significance on key secondary efficacy endpoints, including the Clinical Dementia Rating – Sum of Boxes, and did not show any meaningful difference between either sabirnetug treatment arm and the placebo arm.

The initial topline data indicate that sabirnetug was generally well tolerated, with amyloid-related imaging abnormalities - edema (“ARIA-E”) observed in ~10% of sabirnetug-treated participants. An analysis of change in amyloid plaque load, as measured by positron emission tomography (PET) SUVr, demonstrated statistically significant amyloid plaque reduction for both dose levels at week 36 and week 76.

Based on the initial topline results, the Company plans to cease development of sabirnetug, including the open-label extension portion of the ALTITUDE-AD trial, and to evaluate its strategic options, including its Enhanced Brain Delivery™ (EBD®) program. In the interim, the Company plans to take steps to implement cash conservation measures and explore strategic options to maximize shareholder value.

Forward-Looking Statements

This Current Report contains forward-looking statements. Any statement describing the Company’s goals, expectations, financial or other projections, intentions or beliefs is a forward-looking statement and should be considered an at-risk statement. Words such as “believes,” “expects,” “anticipates,” “could,” “should,” “would,” “seeks,” “aims,” “plans,” “potential,” “will,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements include statements concerning the therapeutic potential of sabirnetug; the Company’s plans to cease development of sabirnetug; and the Company’s plans to evaluate its strategic options and take steps to implement cash conservation measures and explore strategic options to maximize shareholder value. These statements are based upon the current beliefs and expectations of the Company’s management, and are subject to certain factors, risks and uncertainties, including the risk that additional data or further analyses from ALTITUDE-AD may differ from, or change the interpretation of, the topline results, and particularly those inherent in the process of discovering, developing and commercializing safe and effective human therapeutics. These and other risks concerning the Company’s programs are described in additional detail in the Company’s filings with the Securities and Exchange Commission (“SEC”), including in the Company’s most recent Annual Report on Form 10-K and in subsequent filings with the SEC. Additional information will be made available in other filings that the Company makes from time to time with the SEC. These forward-looking statements speak only as of the date hereof, and the Company expressly disclaims any obligation to update or revise any forward-looking statement, except as otherwise required by law, whether, as a result of new information, future events or otherwise.

Item 9.01    Financial Statements and Exhibits.
(d).Exhibits

Exhibit No.	Description

99.1	Press Release, dated October 30, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acumen Pharmaceuticals, Inc.

Dated: October 30, 2026	By:	/s/ Matthew Zuga
Matthew Zuga Chief Financial Officer and Chief Business Officer